Exhibit 4.12

September 9, 2002

TCV III, L.P., TCV III (Q), L.P.,
TCV III Strategic Partners, L.P.,
TCV IV, L.P. and TCV IV Strategic Partners, L.P.
528 Ramona Street
Palo Alto, California, 94301

Sutter Hill Ventures, A California Limited Partnership
Sutter Hill Entrepreneurs Fund (AI), L.P.
Sutter Hill Entrepreneurs Fund (QP), L.P.
Sutter Hill Associates, L.P.
c/o Sutter Hill Ventures
755 Page Mill Road
Suite A-200
Palo Alto, California 94304

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investor Rights Agreement, dated as of December 19, 2001, by and among eLoyalty Corporation, a Delaware corporation (“eLoyalty”), and the various investors party thereto (as the same may be amended from time to time, the “Investor Rights Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Investor Rights Agreement.

     The Investors have requested that eLoyalty agree to waive its rights, under Section 14 of the Investor Rights Agreement, to require that specified transferees of Registrable Securities sign a counterpart to the Investor Rights Agreement in connection with the assignment of certain rights under the Investor Rights Agreement. The purpose of this letter agreement is to set forth the terms and conditions on which eLoyalty has indicated its willingness to grant such a waiver, and certain agreements among the parties with respect thereto.

     1.     Certain Definitions. In addition, the following terms shall have the meanings set forth or referenced below:

     “Assigned Rights” means the rights of a Holder pursuant to Sections 1 (to the extent applicable), 5, 10, 11, 13, and 16 – 24 of the Investor Rights Agreement, provided (i) that such rights pursuant to Section 5 shall terminate on December 31, 2003 and (ii) notwithstanding the foregoing, as to any Permitted Transferee, the rights of a Holder under Section 5 of the Investor Rights Agreement shall not be considered Assigned Rights if (and for so long as) eLoyalty has reasonably requested information from such Permitted Transferee (by written notice to the address therefor as provided by the applicable Investor) regarding such Permitted Transferee, the Registrable Securities held by such Permitted Transferee or the nature of the distribution of such

Registrable Securities proposed by such Permitted Transferee and such Permitted Transferee has not promptly provided eLoyalty with such information.

     “Permitted Transfer” means the distribution for no consideration by an Investor of Registrable Securities owned by such Investor solely to Permitted Transferees thereof.

     “Permitted Transferee” means, as to any Investor, any person or entity who is a subsidiary, affiliated partnership, affiliate or partner or limited liability company member (including limited partners, retired partners, withdrawn members, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such Investor.

     2.     eLoyalty Waiver.

     (a)  eLoyalty hereby waives its right under Section 14 of the Investor Rights Agreement to require (and agrees that it will not require), as a condition to any of the Investors assigning the Assigned Rights to a Permitted Transferee and such Permitted Transferee becoming a Holder under the Investor Rights Agreement with respect to the Assigned Rights, that such Permitted Transferee agree in writing to be bound by the Investor Rights Agreement, but only to the extent (i) such Permitted Transferee receives Registrable Securities from an Investor pursuant to a Permitted Transfer, and (ii) that the Investor assigning the Assigned Rights provides eLoyalty with the name of each such Permitted Transferee and the number of Registrable Securities distributed to, and an address for providing notices pursuant to Section 19 of the Investor Rights Agreement for, each such Permitted Transferee.

     (b)  It is understood and agreed that, in consideration of the foregoing, no Permitted Transferee shall have or be entitled to exercise any of the Assigned Rights under Section 5 of the Investor Rights Agreement (x) from and after December 31, 2003 or (y) if (and for so long as) eLoyalty has reasonably requested information from such Permitted Transferee (by written notice to the address therefor as provided by the applicable Investor) regarding such Permitted Transferee, the Registrable Securities held by such Permitted Transferee or the nature of the distribution of such Registrable Securities proposed by such Permitted Transferee and such Permitted Transferee has not promptly provided eLoyalty with such information. In further consideration of the foregoing, the Investors shall (a) promptly notify eLoyalty of any change in the address for providing notice to any assignee of the Assigned Rights, (b) at eLoyalty’s request, distribute to the assignees of the Assigned Rights any written notice delivered to the Investors by eLoyalty, and (c) use commercially reasonable efforts to assist eLoyalty in obtaining from any assignee of the Assigned Rights such further information regarding such assignee, the Registrable Securities held by such assignee and the nature of the distribution of such Registrable Securities proposed by such assignee as eLoyalty may reasonably request in connection with any registration, qualification or compliance described in the Investor Rights Agreement. Information provided by any Investor with respect to its Permitted Transferees as contemplated hereby shall constitute information provided for use in a registration statement as contemplated by the Investor Rights Agreement.

     3.     Agreements by the Investors to Provide Indemnification. In consideration of the waiver granted by eLoyalty pursuant to paragraph 2 of this letter agreement, each Investor, severally and not jointly, hereby further agrees as follows:

     (a)  Each Investor will, severally and not jointly, if Registrable Securities held by any Permitted Transferee of such Investor are included in the securities as to which registration, qualification or compliance is being effected pursuant to Section 5 of the Investor Rights Agreement, indemnify eLoyalty, each of its directors, officers and partners, each underwriter, if any, of eLoyalty’s securities covered by such a registration statement, each person who controls eLoyalty or such underwriter within the meaning of Section 15 of the Securities Act, and each Holder other than such Permitted Transferee, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse eLoyalty, such other Holders, and such directors, officers, persons, partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to eLoyalty by such Investor and stated to be specifically for use therein; provided that in no event shall any indemnity under this paragraph 3(a) with respect to a Permitted Transferee exceed in the aggregate the net proceeds (after Selling Expenses) received by such Permitted Transferee from the sale of securities included in such registration statement, qualification or compliance being effected pursuant to Section 5 of the Investor Rights Agreement.

     (b)  Each party entitled to indemnification under this paragraph 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this paragraph 3 only to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this paragraph 3 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     (c)  If the indemnification provided for in this paragraph 3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph 3(c) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph 3(c).

     (d)  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this paragraph 3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of paragraph 3 hereof. Notwithstanding the provisions of this paragraph 3, no Investor shall be required to contribute any amount or make any other payments under this letter agreement with respect to a Permitted Transferee which in the aggregate exceed the net proceeds (after Selling Expenses) received by such Permitted Transferee from the sale of securities included in such registration statement, qualification or compliance being effected pursuant to Section 5 of the Investor Rights Agreement. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     4.     No Other Waiver or Amendment. Except as expressly set forth in paragraph 2 of this letter agreement, nothing contained herein shall constitute a waiver of, or amendment to, any of the provisions of the Investor Rights Agreement.

     5.     Miscellaneous.

     (a)  Governing Law. This letter agreement shall be governed by and construed under the laws of the State of Illinois without regard to choice of laws or conflict of laws’ provisions thereof.

     (b)  Counterparts. This letter agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c)  Severability. If one or more provisions of this letter agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this letter agreement, and the balance of this letter agreement shall be enforceable in accordance with its terms.

     (d)  Amendment and Waiver. Any provision of this letter agreement may be amended only with the written consent of eLoyalty and the Investors. In addition, eLoyalty may waive performance of any obligation owing to it, as to some or all of the Permitted Transferees, or agree to accept alternatives to such performance, without obtaining the consent of the Investors.

     (e)  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this letter agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofor or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this letter agreement, or any waiver on the part of any party of any provisions or conditions of this letter agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this letter agreement, or by law or otherwise afforded to any party or holder, shall be cumulative and not alternative.

     (f)  Titles and Subtitles. The titles and subtitles used in this letter agreement are used for convenience only and are not to be considered in construing or interpreting this letter agreement.

     (g)  Legal Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this letter agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements, including on appeal, in addition to any other relief to which such party may be entitled.

     If the foregoing is consistent with your understanding, please indicate you agreement in the space provided below and return a copy of this letter agreement to eLoyalty.

eLOYALTY CORPORATION

By:

Name:	Timothy J. Cunningham
Title:	Vice President & Chief Financial Officer

Agreed and accepted this
9th day of September, 2002:

TCV IV, L.P., a Delaware limited partnership
By:	Technology Crossover Management IV, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

TCV IV STRATEGIC PARTNERS, L.P., a Delaware limited partnership
By:	Technology Crossover Management IV, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

TCV III (GP), a Delaware general partnership
By:	Technology Crossover Management III, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

TCV III, L.P., a Delaware limited partnership
By:	Technology Crossover Management III, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

TCV III (Q), L.P., a Delaware limited partnership
By:	Technology Crossover Management III, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

TCV III STRATEGIC PARTNERS, L.P., a Delaware limited partnership
By:	Technology Crossover Management III, L.L.C.
Its:	General Partner

By:

Name: Carla S. Newell
Title: Attorney in Fact

SUTTER HILL VENTURES, A California Limited Partnership
By:	Sutter Hill Ventures, LLC
Its:	General Partner

By:

Name: Tench Coxe
Title: Managing Director

SUTTER HILL ENTREPRENEURS FUND (AI), L.P., a California limited partnership
By:	Sutter Hill Ventures, LLC
Its:	General Partner

By:

Name: Tench Coxe
Title: Managing Director

SUTTER HILL ENTREPRENEURS FUND (QP), L.P., a California limited partnership
By:	Sutter Hill Ventures, LLC
Its:	General Partner

By:
Name: Tench Coxe
Title: Managing Director

SUTTER HILL ASSOCIATES, L.P., a California limited partnership

By:	Tench Coxe
Its:	General Partner